UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2026

ATN INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

500 Cummings Center

Beverly, MA 01915

(Address of principal executive offices and zip code)

(978) 619-1300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ATNI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2026, Mary Mabey agreed to step down as Senior Vice President and General Counsel (the “Separation”) of ATN International, Inc. (the “Company”), effective as of October 31, 2026 (the “Separation Date”). As currently contemplated, Ms. Mabey will continue to serve as Senior Vice President and General Counsel and receive her current base salary through the Separation Date. The Separation is not the result of any disagreement with the Company regarding its operations, policies, or practices, and the Company thanks Ms. Mabey for her service and contributions.

In connection with the Separation, Ms. Mabey and the Company entered into that certain Transition Agreement, dated as of July 27, 2026 (the “Transition Agreement”). In addition to the severance benefits that Ms. Mabey will be entitled to under Section 2(b) of that certain Executive Agreement, dated as of March 9, 2023, by and between the Company and Ms. Mabey (the “Executive Agreement” and, together with the Transition Agreement, the “Agreements”), the Transition Agreement provides that she will be eligible to receive her 2026 annual incentive bonus with a target value equal to 60% of her current annual base salary, pro-rated for Ms. Mabey’s period of employment during 2026 (the “2026 Pro-Rated Annual Bonus”). The actual payable amount of the 2026 Pro-Rated Annual Bonus will be determined by the Compensation Committee of the Company’s Board of Directors based upon Company performance for the fiscal year ending December 31, 2026 (the “2026 year”) (weighted 50%) and Ms. Mabey’s individual performance for the 2026 year (weighted 50%), and will be paid in 2027 when such bonuses are paid to the Company’s employees. Ms. Mabey’s outstanding equity awards will continue to vest through the Separation Date, subject to the terms and conditions of the ATN International, Inc. 2023 Equity Incentive Plan and the applicable award agreements. Notwithstanding the foregoing, Ms. Mabey’s receipt of the benefits provided for under each of the Agreements is subject to, among other things, (i) her execution and non-revocation of a release and waiver of claims in favor of the Company following the Separation Date and (ii) her continued service through the Separation Date, unless otherwise determined by the Company.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

10.1	Transition Agreement, dated July 27, 2026, by and between ATN International, Inc. and Mary Mabey.
104	Cover page formatted in Inline XBRL (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATN INTERNATIONAL, INC.

	By:	/s/ Carlos Doglioli
Carlos Doglioli
Chief Financial Officer

Dated: July 31, 2026